UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2007
Date of Report

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, Mr. C. Richard Piazza tendered his resignation as Chief Executive Officer of Chemokine Therapeutics Corp. (the “Company”) effective December 3, 2007. Mr. Piazza will remain Chairman of the Board.

Following the resignation of Mr. Piazza, the Board of Directors of the Company appointed Mr. Bashir Jaffer to serve as Interim Chief Executive Officer until such time as the Company is able to locate a permanent Chief Executive Officer. Mr. Jaffer also continues to serve in his role as Chief Financial Officer and Secretary of the Company.

As of December 4, 2007, Dr. Hassan Salari and the Company agreed to a voluntary reduction in the time he devotes serving as the Company’s Chief Scientific Officer to 50% of full time. In connection therewith, as of December 1, 2007, Dr. Salari’s annual salary will be reduced to C$157,500 and he and the Company will enter into an amendment to his existing employment agreement to bring it in alignment with the foregoing terms.

On December 2, 2007, Mr. Mohammed Azab tendered his resignation as a member of the Company’s board of directors effective December 4, 2007.

Item 8.01. Other Events.

On December 4, 2007, the Company issued a press release relating to a corporate restructuring and personnel changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 4, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOKINE THERAPEUTICS CORP.

By: /s/ Bashir Jaffer
Bashir Jaffer
Chief Executive Officer

Dated: December 4th, 2007

FOR IMMEDIATE RELEASE

CHEMOKINE THERAPEUTICS WITHDRAWS REGISTRATION STATEMENT AND IMPLEMENTS A COST REDUCTION PLAN

Vancouver, BC (December 4, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced that the Company has withdrawn the registration statement relating to the public offering, announced on May 30, 2007, due to market conditions. The Company is currently evaluating financing alternatives to fund ongoing activities.

The Company has implemented a cost reduction plan that includes reducing the Company’s workforce by 65% which is expected to yield annual savings of approximately $1,500,000 in direct salaries and related costs. In addition, the remaining management has voluntarily agreed to a 10% reduction in their salaries. This plan is designed to allow the Company to extend its financial resources and focus on essential operational activities for the continued development of its lead product candidates.

As part of the plan, Mr. C. Richard Piazza has resigned as Chief Executive Officer (“CEO”) of the Company and Mr. Bashir Jaffer, the Company’s Chief Financial Officer, has been appointed as Interim CEO. Mr. Piazza has accepted a position with another organization; however, he will continue to serve the Company as Chairman of the Board. Dr. Mohammad Azab has also tendered his resignation from the Board of Directors for personal reasons.

The Company would like to thank Mr. Piazza for serving as CEO for the past eight months and Dr. Azab for his services to the Company as a director for the past two years.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)
Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements such as the Company’s expected benefits from its cost-saving initiatives and its ability to pursue additional funding alternatives. These forward looking statements involve risks and uncertainties that may cause actual results to differ materially from the forward looking statements made herein. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to ,the Company’s ability to raise additional funding, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, the potential dilutive effects of any future financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Chemokine Therapeutics Corp.
Mr. Don Evans
Director of Public Relations
Phone: (604) 822-0305 or 1-888-822-0305
Fax: (604) 822-0302
E-mail: devans@chemokine.net
Internet: www.chemokine.net